UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2010

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) New Director

On February 10, 2010 the Board of Directors of The Dow Chemical Company (the "Company") elected Paul Polman a Director of the Company.

At the present time, Mr. Polman has been named as a member of the Compensation and Leadership Development Committee and the Environment, Health and Safety Committee.

There is no arrangement or understanding between Mr. Polman and any other person pursuant to which Mr. Polman was elected as a Director of the Company.  There are no transactions in which Mr. Polman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 11, 2010

THE DOW CHEMICAL COMPANY

By: /s/ RONALD C. EDMONDS

Name: Ronald C. Edmonds

Title: Vice President and Controller